Exhibit 99.1

Maze Therapeutics Reports Second Quarter 2025 Financial Results and Recent Highlights

MZE782 Phase 1 Trial in Healthy Volunteers to Provide Proof of Mechanism Data for Phenylketonuria (PKU) and Chronic Kidney Disease (CKD) Expected in Q3 2025

MZE829 Phase 2 HORIZON Trial Actively Enrolling Patients with APOL1-Mediated Kidney Disease; Initial Data Expected in Q1 2026

Strong Balance Sheet with $264.5 Million in Cash and Cash Equivalents, Expected to Provide Cash Runway into H2 2027

SOUTH SAN FRANCISCO, CA, August 12, 2025 – Maze Therapeutics, Inc. (Nasdaq: MAZE), a clinical-stage biopharmaceutical company developing small molecule precision medicines for patients with kidney and metabolic diseases, today reported financial results for the second quarter ended June 30, 2025, highlighting recent progress and business updates.

“With two clinical-stage programs advancing, Maze continues to execute with focus and discipline,” said Jason Coloma, Ph.D., chief executive officer of Maze. “We remain on track to report key mechanistic biomarker data from our Phase 1 study of MZE782 in Q3, a significant milestone toward initiating Phase 2 trials in PKU and CKD. In addition, we continue to enroll our Phase 2 HORIZON trial of MZE829 in APOL1-mediated kidney disease, keeping us on track for an initial proof-of-concept readout in Q1 2026. With a strong balance sheet and cash runway into the second half of 2027, we’re well-positioned to deliver meaningful impact for patients and value for shareholders.”

Program Progress and Anticipated Milestones

MZE829 for APOL1-Mediated Kidney Disease (AMKD)

MZE829 is an oral, small molecule APOL1 inhibitor that Maze is advancing as a potential treatment for patients with AMKD, a subset of CKD estimated to affect over one million people in the United States alone.

•
Maze continues to enroll patients in the Phase 2 HORIZON trial of MZE829. The trial includes a broad population of patients with AMKD, including those with diabetes, those with non-diabetic kidney disease, and patients with severe focal segmental glomerulosclerosis (FSGS).

•
Maze expects to announce initial proof-of-concept data from the Phase 2 HORIZON trial in the first quarter of 2026.

MZE782 in CKD and Phenylketonuria (PKU)

MZE782 is an oral, small molecule targeting the solute transporter, SLC6A19, with potential to be a first-in-class treatment for the approximately five million U.S. patients with CKD who inadequately respond to currently available CKD therapies, as well as potential to be a best-in-class therapy for patients with PKU, an inherited metabolic disorder.

•
MZE782 is currently being evaluated in a Phase 1 clinical trial in healthy volunteers.

•
Maze expects to report initial data, including biomarker and proof-of-mechanism results relevant for both indications, in the third quarter of 2025.

•
Based on Phase 1 results, Maze plans to initiate two separate Phase 2 clinical trials of MZE782 in CKD and PKU in 2026.

Second Quarter 2025 Financial Results

Cash Position: Cash and cash equivalents were $264.5 million as of June 30, 2025, compared to $196.8 million as of December 31, 2024. Maze expects that its current cash and cash equivalents will fund operations into the second half of 2027.

License Revenue: No license revenue was recognized during the three and six months ended June 30, 2025. License revenue was $165.0 million for the three and six months ended June 30, 2024. License revenue recognized in 2024 primarily reflects the receipt of an upfront payment of $150.0 million pursuant to the exclusive license agreement with Shionogi & Co., Ltd. (Shionogi) for the rights to MZE001, an investigational oral glycogen synthase 1 (GYS1) inhibitor that aims to address Pompe disease by limiting disease-causing glycogen buildup. License revenue in 2024 also included the receipt of an upfront payment of $15.0 million pursuant to an exclusive license agreement with Trace Neuroscience, Inc. (Trace) for the rights to a discovery research program targeting UNC13A for the treatment of amyotrophic lateral sclerosis.

Research & Development (R&D) Expenses: R&D expenses for the three and six months ended June 30, 2025, were $28.1 million and $55.7 million, respectively, and $19.5 million and $41.4 million for the same periods in 2024. The increase primarily reflects higher clinical trial and manufacturing expenses for MZE829 and MZE782 and personnel-related expenses, including non-cash stock-based compensation expense.

General & Administrative (G&A) Expenses: G&A expenses for the three and six months ended June 30, 2025, were $8.4 million and $16.2 million, respectively, and $5.9 million and $12.0 million for the same periods in 2024. The increase primarily reflects higher personnel-related expenses, including non-cash stock-based compensation expense, and fees for professional services.

Net (Loss) Income: Net loss for the three and six months ended June 30, 2025, was $33.7 million and $66.5 million, respectively, compared to net income of $139.1 million and $106.6 million for the same periods in 2024. Net income for the three and six months ended June 30, 2024 includes $165.0 million in license revenue recognized in connection with the license agreements with Shionogi and Trace.

About Maze Therapeutics

Maze Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel, small molecule precision medicines for patients with kidney and metabolic diseases. Guided by its Compass platform, Maze pursues genetically validated targets by integrating variant discovery and functionalization to discover and advance oral small molecule programs with first- or best-in-class potential. Maze’s pipeline is led by MZE829, an oral APOL1 inhibitor in Phase 2 development for APOL1-mediated kidney disease, and MZE782, an oral SLC6A19 inhibitor advancing through Phase 1 with the potential to treat both chronic kidney disease (CKD) and phenylketonuria (PKU). Maze is headquartered in South San Francisco. For more information, please visit mazetx.com, or follow us on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the company’s future plans and prospects, any expectations regarding the safety or efficacy of MZE829, MZE782 and other candidates under development, the ability of MZE829 to treat AMKD or other indications, the ability of MZE782 to treat CKD, PKU or other indications, the planned timing of the company’s clinical trials, data results and further development of MZE829, MZE782 and other therapeutic candidates, and the sufficiency of the company’s cash and cash equivalents to fund its operating expenses and capital expenditure requirements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the company believes the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the company’s ability to advance MZE829, MZE782 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the company’s therapeutic candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, and public health crises. Further information on potential risk factors that could affect the company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the company files from time to time with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

IR/Corporate Contact:

Amy Bachrodt, Maze Therapeutics

abachrodt@mazetx.com

Media Contact:

Amanda Lazaro, 1AB

amanda@1abmedia.com

Maze Therapeutics, Inc.

Select Condensed Financial Information

(in thousands, except share and per share amounts)

(unaudited)

Condensed Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
License revenue	$—	$165,000	$—	$165,000

Operating expenses:
Research and development	28,108	19,546	55,688	41,423
General and administrative	8,366	5,899	16,187	12,036
Total operating expenses	36,474	25,445	71,875	53,459
(Loss) income from operations	(36,474)	139,555	(71,875)	111,541
Interest and other income, net	2,795	1,011	5,410	1,292
Change in fair value of convertible promissory notes	—	216	—	(4,545)
(Loss) income before income tax expense	(33,679)	140,782	(66,465)	108,288
Income tax expense	—	(1,726)	—	(1,726)
Net (loss) income and comprehensive (loss) income	$(33,679)	$139,056	$(66,465)	$106,562
Allocation of undistributed earnings to participating securities	—	(124,912)	—	(95,824)
Net (loss) income attributable to common stockholders, basic	$(33,679)	$14,144	$(66,465)	$10,738
Net (loss) income attributable to common stockholders, diluted	$(33,679)	$13,884	$(66,465)	$10,415
Net (loss) income per share attributable to common stockholders:
Basic	$(0.77)	$5.92	$(1.83)	$4.54
Diluted	$(0.77)	$3.22	$(1.83)	$3.18
Weighted-average shares of common stock outstanding used to compute net (loss) income per share attributable to common stockholders:
Basic	43,797,421	2,389,119	36,254,828	2,362,866
Diluted	43,797,421	4,314,359	36,254,828	3,270,120

Condensed Balance Sheet Data

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$264,541	$196,812
Total assets	$303,519	$240,542
Total liabilities	$41,281	$43,638
Total redeemable convertible preferred stock	$—	$508,087
Total stockholders’ equity (deficit)	$262,238	$(311,183)